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                                                                   EXHIBIT 10.1


                    FIRST AMENDMENT TO AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

          This First Amendment to Amended and Restated Asset Purchase Agreement (the "Amendment") is entered into as of June 9, 2000 by and among Eco Soil Systems, Inc., a Nebraska corporation ("Parent"), Turf Partners, Inc., a Delaware corporation ("Seller"), and J.R. Simplot Company, a Nevada corporation ("Buyer"). Parent, Seller and Buyer are hereinafter referred to as the "Parties."

          WHEREAS, the Parties entered into an Asset Purchase Agreement dated as of March 27, 2000; and

          WHEREAS, the Parties later agreed to certain amendments to the Asset Purchase Agreement which were reflected in an Amended and Restated Asset Purchase Agreement dated as of April 5, 2000 (as amended, the "Agreement"); and

          WHEREAS, the Parties now wish to amend the provisions of the Agreement regarding, among other things, (i) the purchase price and (ii) termination of the Agreement; and

          WHEREAS, the board of directors of Parent has unanimously approved this Amendment and has resolved to recommend to Parent's shareholders that they approve the transactions contemplated by the Agreement as amended hereby; and

          WHEREAS, concurrently with the execution and delivery of this Amendment, (i) Buyer has arranged a $2 million letter of credit to secure Parent's obligations under a Term Loan and Security Agreement with Coast Business Credit; (ii) Buyer is prepared to lend Parent and Seller $3 million pursuant to that certain Term Loan Agreement dated as of April 12, 2000 among Buyer, Parent and Seller; (iii) Parent and Buyer have agreed upon the final terms of each of the Ancillary Agreements (as defined in the Agreement); (iv) the Parties have entered into a corporate governance agreement pursuant to which Buyer will manage the operations of Seller pending the Closing (as defined in the Agreement); and (v) each member of Parent's board of directors has entered into a Shareholder Voting Agreement pursuant to which such directors have agreed to vote their shares of Parent common stock in favor of the transactions contemplated by the Agreement as amended hereby; and

          WHEREAS, the Parties believe this Amendment will benefit each of them.

          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

          1. The following defined terms shall be deleted from Section 1.1:
"EBITDA" and "Net Tangible Assets."

          2. The term "Closing Date" as defined in Section 1.1 shall be revised to state in its entirety as follows:

                 "CLOSING DATE" shall mean a date two business days following the satisfaction or waiver of all conditions to the obligations of Buyer and Seller to consummate the transactions contemplated hereby (other than conditions with respect to actions Buyer and Seller will take at the Closing itself) to be agreed upon by Buyer and Seller or such other date as Buyer and Seller shall mutually agree upon."

          3. The following defined terms and the corresponding section references shall be deleted from the table contained in Section 1.2:
"Adjustment Amount," "June 30, 2000 Balance Sheet" and "Net Book Value."

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          4. Section 2.4 of the Agreement shall be revised to state in its entirety as follows:

                 "2.4 PURCHASE PRICE. The purchase price for the Assets (the
             "Purchase Price") shall be Twenty-Three Million Dollars ($23,000,000). On the Closing Date, Buyer will pay (i) Twenty-One Million Nine Hundred Seventy-Five Thousand Dollars ($21,975,000) to Seller by wire transfer to an account designated by Seller prior to the Closing and (ii) One Million Twenty-Five Thousand Dollars ($1,025,000), on behalf of Seller, by wire transfer to an account provided to Buyer prior to the Closing in respect of certain expenses incurred by Seller in connection with the transactions contemplated hereby, as specified on Schedule 2.4 hereto."

          5. Section 2.5 of the Agreement shall be revised to state in its entirety as follows:

                 "2.5 REPAYMENT OF TERM LOAN. On the Closing Date, Seller shall repay all amounts outstanding, together with any interest thereon, on the $3 million term loan made by Buyer to Parent and Seller under that certain Term Loan Agreement dated as of April 12, 2000 among Buyer, Parent and Seller."

          6. Section 2.6 shall be revised to state in its entirety as follows:

                 "2.6 CLOSING BALANCE SHEET. On or before August 15, 2000,
             Seller shall prepare and deliver to Buyer, an audited balance sheet as of June 30, 2000 (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared by Seller's personnel in accordance with generally accepted accounting principles, as applied in preparation of the Balance Sheet, and shall fairly and accurately present the Assets, Liabilities (including reserves) and financial position of the Business, with respect to the Assets, as of June 30, 2000."

          7. Section 2.8 shall be revised to state in its entirety as follows:

                 "2.8 PRORATIONS. All rent, utilities and other lease charges with respect to Leases assumed by Buyer shall be prorated between Buyer and Seller as of June 30, 2000. Such prorations shall, insofar as feasible, be determined and paid at the Closing, with best efforts to achieve final settlement of such prorations within 30 days after the Closing. Seller shall be responsible for payment of all unpaid rent, common area maintenance expenses and real property taxes through June 30, 2000."

          8. The third sentence of Section 6.1 shall be revised to state in its entirety as follows:

                 "As soon as practical after the execution and delivery of this
             Agreement, but no later than June 13, 2000, Buyer and Seller shall make all filings required under the HSR Act, and Buyer and Seller will promptly file any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act, and will comply in all material respects with the requirements of the HSR Act."

          9. Sections 6.11, 8.6 and 10.7 of the Agreement shall be deleted in their entirety.

         10. Clause (vi) of Section 11.1(a) of the Agreement shall be deleted in its entirety.

         11. The effectiveness of this Amendment is subject to the approval of the boards of directors of Seller and Parent on or before June 9, 2000. Prior to such approvals, this Amendment shall have no force or effect. Seller and Parent will deliver certified copies of their board resolutions to Buyer on or prior to June 13, 2000.

         12. This Amendment may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, including counterparts transmitted by facsimile, but all of which taken together shall constitute one and the same agreement.

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         13. On and after the date hereof, each reference in the Agreement to the "Agreement" shall mean the Agreement as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto, nor constitute a waiver of any provision of the Agreement.

                            [Signature page follows]

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    IN WITNESS HEREOF, the Parties have entered into this Amendment as of the date first written above.


PARENT:                                                 BUYER:

ECO SOIL SYSTEMS, INC.                                  J.R. SIMPLOT COMPANY

By: /s/ William B. Adams                                By: /s/ Stephen A. Beebe
   ---------------------------------------              ------------------------------------------
Name: William B. Adams                                  Name: Stephen A. Beebe
      ------------------------------------              ------------------------------------------
Its: Chairman/CEO                                       Its: President and CEO
   ---------------------------------------              ------------------------------------------

SELLER:

TURF PARTNERS, INC.

By: /s/ William B. Adams
   ---------------------------------------
Name: William B. Adams
      ------------------------------------
Its: Chairman/CEO
   ---------------------------------------



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                                  SCHEDULE 2.4

         On the Closing Date, the amount of $1,025,000 shall be paid by Buyer to CIBC World Markets Corp. ("CIBC World Markets") in respect of certain fees owed by Seller to CIBC World Markets.


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